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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 17, 1997

                         BRAKE HEADQUARTERS U.S.A., INC.
             (Exact name of Registrant as specified in its charter)



          Delaware                     0-28640                  22-3048534
          --------                     -------                  ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)


               33-16 Woodside Avenue, Long Island City, N.Y. 11101
              -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (718) 779-4800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 2.           Acquisition or Disposition of Assets

         On November 17, 1997, Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, Califacq, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), JMCD, Inc., a California corporation ("JMCD"), and Michael DiAngelo and Jeffrey Chasse, the shareholders of JMCD (the "Shareholders"). Pursuant to the Merger Agreement, Merger Sub merged with and into JMCD, with JMCD being the surviving corporation (the "Merger"), and JMCD became a wholly owned subsidiary of Registrant. On November 14, 1997, JMCD had acquired substantially all of the assets, subject to the assumption of certain liabilities, of WAWD-EAP Automotive Products, Inc., a wholly owned subsidiary of Echlin, Inc., as a going concern (the "WAWD-EAP Acquisition") pursuant to the purchase method of accounting. JMCD was formed for the purpose of acquiring such business and had no assets other than those acquired pursuant to the WAWD-EAP Acquisition. JMCD is changing its name to WAWD, Inc.

         Pursuant to the terms of the Merger Agreement, at the Closing the Registrant paid to the Shareholders $162,000 in cash and 100,000 shares of Common Stock of the Registrant. Each of the Shareholders also entered into a three-year Employment Agreement with the Registrant, pursuant to which each person (a) is being compensated at the base rate of $110,000 per annum, increasing to $120,000 per annum in the second and third years; (b) received five-year options to purchase 40,000 shares of Common Stock exercisable at $6 11/16 per share, and (c) received seven-year options to purchase 90,000 shares of Common Stock exercisable at $6 11/16 per share, which vest after six and one-half years, but accelerate upon certain performance levels being achieved. The Shareholders, JMCD and Registrant also entered into a Pledge and Escrow Agreement, pursuant to the terms of which one-half of the 100,000 shares received pursuant to the Merger are to be held in escrow for up to 15 months as collateral security for certain indemnification provisions in the Merger Agreement.

         The Registrant financed the acquisition of JMCD partly with the proceeds of a private financing consummated on November 6-11, 1997. JMCD financed the WAWD-EAP Acquisition through financing obtained from The CIT
Group (the "Lender"). Simultaneously with the Merger, JMCD entered into a First Amendment to Loan and Security Agreement (the "Amendment") with the Lender. The Amendment provides, among other things, that (a) the Shareholders' existing personal guaranties of JMCD's obligations under the original Loan Agreement would be terminated, (b) interest rates on borrowings and letters of credit, and certain fees payable to Lender, were reduced, and (c) the revolving credit facility with the Lender was amended to provide, among other things, for borrowings of up to 80% of eligible accounts receivable and 45% of eligible inventory with an inventory sublimit of $8,000,000. In addition, the Registrant was required, under the terms of the Amendment, to make an aggregate $500,000 cash equity contribution to JMCD. The Registrant granted to the Lender a warrant to acquire 45,000 shares of Registrant's Common Stock, at an exercise price of $8.03 per share, which warrant expires on November 19, 2002, unless extended. The number of shares and the exercise price of the warrant is subject to adjustment for stock splits, dividends or similar distributions. The holder of the warrant was granted

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one demand registration right and certain "piggyback" registration rights. The
Lender has a put option to require the Company to repurchase the warrant for $75,000 if not previously exercised on the termination of the Loan and Security Agreement if such date is earlier than November 19, 2000, or otherwise on or after November 19, 2000. Notwithstanding the foregoing, if the closing price of the Registrant's Common Stock less the exercise price of the warrant multiplied by the number of Warrant Shares (the "Spread") exceeds $75,000, the Lender shall retain the Warrant and not receive the $75,000, but if such Spread is less then $75,000, the Registrant may have the Lender receive the $75,000 payment.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  It is impracticable for the Registrant to file the financial information of the business acquired that is required hereunder at this time; such information will be filed by amendment to this Form 8-K within sixty days from the due date hereof.

         (b)      Pro-forma financial information.

                  It is impracticable for the Registrant to file the pro-forma financial information that is required hereunder at this time; such information will be filed by amendment to this From 8-K within sixty days from the due date hereof.

         (c)      Exhibits.
                  2.1 Agreement and Plan of Merger dated November 17, 1997 by and among the Registrant, Califacq, Inc. (a Delaware corporation and a wholly owned subsidiary of the Registrant), JMCD, Inc. (a California corporation), Michael DiAngelo and Jeffrey Chasse.

                  2.2      Omitted Schedules and Exhibits


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Brake Headquarters U.S.A., Inc.
                                      Registrant




Dated: December 2, 1997                             By: /s/ Joseph Ende
                                                       ----------------
                                                        Joseph Ende, President






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